UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 16, 2015

K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

751 Miller Drive, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of K2M Group Holdings, Inc. (the "Company") was held on June 16, 2015. The final voting results on each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below:
(1) A proposal to elect three Class I directors to the Company’s Board of Directors for terms ending in 2018. The shareholders elected each of the nominees to the Board of Directors with the following votes:

Director	Votes For	Votes Against	Withheld	Broker Non- Votes
Paul Queally	31,639,939	—	1,999,224	1,101,503
Raymond Ranelli	32,548,569	—	1,090,594	1,101,503
Eric D. Major	32,563,400	—	1,075,763	1,101,503
(2) A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,649,165	69,801	21,700	—

Safe Harbor Disclosure
Certain statements made in this Form 8-K may constitute "forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on management's expectations, estimates, projections, and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the sections entitled “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year-ended December 31, 2014, accessible on the SEC's website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.
Date:	June 17, 2015	By:	/s/ Gregory S. Cole
		Name: Title:	Gregory S. Cole Chief Financial Officer